UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

2100 Geng Road, Suite 102

Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2013, we received from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) a notice indicating that we no longer satisfied the minimum $2,500,000 stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, set forth in NASDAQ Listing Rule 5550(b)(1), and providing us the opportunity to submit a plan to regain compliance with that requirement for the Staff’s review. On December 30, 2013, we submitted to NASDAQ a plan to regain compliance.

On January 9, 2014, following its review of the plan, we received from NASDAQ a notice that the Staff had determined to delist our securities based on the stockholders’ equity deficiency unless we request a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”). We intend to request a hearing before the Panel, at which time we will present our plan to evidence compliance with the requirements for continued listing on the NASDAQ Capital Market. Our securities will remain listed on The Nasdaq Capital Market pending the ultimate outcome of the hearing. Although we are working diligently to regain compliance, there can be no assurance that the Panel will grant our request for continued listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: January 15, 2014

	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary